SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               (AMENDMENT NO.___)

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[ ]     Preliminary Proxy Statement
[ ]     Definitive Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       21ST CENTURY INSURANCE CORPORATION

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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)





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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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      SUPPLEMENT TO PROXY STATEMENT FOR 2003 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 25, 2003

May 30, 2003

Re: Correction to Biographical Information of Gregory M. Shepard (Director and Director Nominee)

Dear Shareholder:

In connection with the 2003 Annual Meeting of Shareholders of 21st Century Insurance Group (the "Company") to be held on June 25, 2003, you recently should have received copies of the Notice of Annual Meeting of Shareholders and our Proxy Statement (the "Proxy Statement").

In light of information that came to the Company's attention subsequent to the mailing of the Proxy Statement, the Company is amending the Proxy Statement to supplement the biographical information of Gregory M. Shepard, a director and director nominee, to include information about the consent decree described below.

The biographical information of Gregory M. Shepard set forth in the Proxy Statement under the caption "Nominees For Board of Directors" is hereby amended and restated as follows:

GREGORY M. SHEPARD             Director since 1995                        Age 47

Chairman of the Board and President of American Union Insurance Company (AUIC) since 1985. Previously, Mr. Shepard also served as Chairman of the Board of Directors and President of Direct Auto Insurance Company, which changed its name to AUIC in 1998, and American Union Financial Corporation, American Union Life Insurance Company, and Direct Auto Indemnity Company, which merged into AUIC in 1998 and 1999. In addition, he was Chairman and President of Illinois HealthCare Insurance Company until 2000. In September 2000, Mr. Shepard consented to the entry of a cease and desist order by the Securities and Exchange Commission, in connection with his purchase of certain shares of stock of Meridian Insurance Group, Inc. through American Union Financial Corporation, of which Mr. Shepard was then President and 50% owner, while that company's tender offer for shares of Meridian Insurance Group was outstanding. Pursuant to the cease and desist order, Mr. Shepard was ordered to cease and desist from committing or causing any violation and any future violation of Rule 14e-5 of the Securities Exchange Act. Mr. Shepard consented to the entry of the order without admitting or denying the findings set forth in the order.

You may vote or change your vote as described on page 1 of the Proxy Statement. If you have any questions or need to obtain a new proxy card, please contact us at the (800) 443-3100, Ext. 2962. If you intend to request and submit a new proxy card, please do so as soon as possible to ensure that your vote is received in time to be counted at the Annual Meeting.

Sincerely,

/s/ Michael J. Cassanego

Michael J. Cassanego
Secretary

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